Exhibit 5.1

February 4, 2022

WestRock Company

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for WestRock Company, a Delaware corporation (the “Parent”), WRKCo Inc., a Delaware corporation (“WRKCo”), WestRock RKT, LLC, a Georgia limited liability company (“WRK RKT”), and WestRock MWV, LLC, a Delaware limited liability company (“WRK MWV”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of (a) debt securities of the Parent in one or more series (the “Parent Debt Securities”) to be issued under an indenture (the “Parent Indenture”), to be entered into between the Parent and a trustee (the “Trustee”), (b) common stock, par value $0.01 per share, of the Parent (the “Common Stock”), (c) preferred stock, par value $0.01 per share, of the Parent (the “Preferred Stock”), (d) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities (as defined below) in one or more series under a warrant agreement (the “Warrant Agreement”) to be entered into by the Parent and a warrant agent (the “Warrant Agent”), (e) depositary shares (the “Depositary Shares”) in one or more series under a deposit agreement (the “Deposit Agreement”) to be entered into by the Parent and a depositary (the “Depositary”), (f) rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Rights”) in one or more series under a rights agreement (the “Rights Agreement”) to be entered into by the Parent and a rights agent (the “Rights Agent”), (g) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares or Rights (the “Units”) in one or more series under a unit agreement (the “Unit Agreement”) to be entered into by the Parent and a unit agent (the

“Unit Agent”), (h) debt securities of WRKCo in one or more series (“WRKCo Debt Securities” and, together with the Parent Debt Securities, the “Debt Securities”) to be issued under the Indenture, dated December 3, 2018 (the “WRKCo Indenture” and, together with the Parent Indenture, the “Indentures”), among WRKCo, the Parent, WRK MWV, WRK RKT, and The Bank of New York Mellon Trust Company, N.A., as trustee (“BNYMTC”), and (i) guarantees (the “Guarantees” and each of the Parent, WRKCo, WRK MWV and WRK RKT, as applicable, a “Guarantor”) of the Debt Securities by the Parent, WRKCo, WRK MWV and WRK RKT. The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Depositary Shares, Rights and Units are collectively referred to herein as the “Securities”. The Parent, WRKCo, WRK MWV and WRK RKT are collectively referred to herein as the “Registrants”.

In connection with our opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) (i) the Amended and Restated Certificate of Incorporation of the Parent, (ii) the Amended and Restated Certificate of Incorporation of WRKCo and (iii) the Certificate of Formation of WRK MWV; (b) (i) the Amended and Restated Bylaws of the Parent, (ii) the Third Amended and Restated Bylaws of WRKCo and (iii) the Limited Liability Company Agreement of WRK MWV; (c) (i) resolutions adopted by the board of directors of the Parent on January 24, 2022, (ii) resolutions adopted by the board of directors of WRKCo on January 27, 2022, and (iii) resolutions adopted by the sole member of WRK MWV on January 27, 2022; (d) the Registration Statement; (e) the form of Parent Indenture; and (f) the WRKCo Indenture.

As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Registrants and documents furnished to us by the Registrants without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Registrants with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Registrants or any restriction imposed by any court or governmental body having jurisdiction over the Registrants; (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Registrants and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of opinion that:

1.

With respect to the Parent Debt Securities and any Guarantees thereof to be issued under the Parent Indenture, when (A) the Trustee is qualified to act as trustee under the Parent Indenture, (B) the Trustee has duly executed and delivered the Parent Indenture and any supplemental indenture thereunder, (C) the Parent Indenture and any supplemental indenture thereunder has been duly authorized and validly executed and delivered by the Parent and any Guarantors, (D) the Parent Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the boards of directors or members, as applicable (the “Boards”), of the Parent and any Guarantors have taken all necessary corporate or limited liability company, as applicable, action to approve the issuance and terms of a particular series of the Parent Debt Securities and the Guarantees, if any, the terms of the offering thereof and related matters, and (F) such Parent Debt Securities and Guarantees, if any, have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Parent Indenture, any supplemental indenture and the applicable definitive purchase, underwriting or similar agreement approved by the applicable Boards upon payment of the consideration therefor provided for therein, such Parent Debt Securities and any Guarantees thereof will be validly issued and will constitute valid and binding obligations of the Parent and such Guarantors, if any (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

2.

With respect to the WRKCo Debt Securities and the Guarantees thereof by the Parent, WRK MWV and WRK RKT to be issued under the WRKCo Indenture, when (A) BNYMTC has duly executed and delivered any supplemental indenture under the WRKCo Indenture, (B) any supplemental indenture thereunder has been duly authorized and validly executed and delivered by WRKCo and the Guarantors, (C) the WRKCo Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (D) the Boards of WRKCo and the Guarantors have taken all necessary corporate or limited liability company, as applicable, action to approve the issuance and terms of a particular series of the WRKCo Debt Securities and the Guarantees thereof, the terms of the offering thereof and related matters, and (E) such WRKCo Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the WRKCo Indenture, any supplemental indenture and the applicable definitive purchase, underwriting or similar agreement approved by the applicable Boards upon payment of the consideration therefor provided for therein, such

WRKCo Debt Securities and Guarantees will be validly issued and will constitute valid and binding obligations of WRKCo and such WRKCo Debt Guarantors (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

3.

With respect to shares of Common Stock, when both (A) the Board of the Parent has taken all necessary corporate action to approve the issuance of and the terms of the offering of (i) the Debt Securities or Preferred Stock, as the case may be, convertible or exchangeable into Common Stock and (ii) the shares of Common Stock and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Parent upon payment of the consideration therefor (which per share consideration is not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of such Debt Security or Preferred Stock, as the case may be, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board of the Parent, for the consideration approved by the Board of the Parent (which per share consideration is not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable.

4.

With respect to shares of Preferred Stock, when (A) the Board of the Parent has taken all necessary corporate action to approve the issuance and terms of a particular series of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a “Certificate”) and the filing of such Certificate with the Secretary of State of the State of Delaware, (B) such Certificate has been properly filed with the Secretary of State of the State of Delaware and (C) certificates representing such shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Parent upon payment of the consideration therefor (which per share consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of the Parent, for the consideration approved by the Board of the Parent (which per share consideration is not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

5.

With respect to the Warrants, when (A) the Warrant Agent has duly executed and delivered the Warrant Agreement, (B) the Warrant Agreement has been duly authorized and validly executed and delivered by the Parent, (C) the Board of the Parent has taken all necessary corporate action to approve the due and valid issuance and terms of a particular series of Warrants, the terms of the offering thereof and related matters and (D) such Warrants have been duly executed, countersigned, registered and delivered in accordance with the provisions of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Parent, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Parent (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

6.

With respect to any Depositary Shares, when (A) the Board of the Parent has taken all necessary corporate action to approve the creation of and the issuance and terms of the Depositary Shares and the related series of Preferred Stock, the terms of the offering thereof and related matters, (B) the Deposit Agreement relating to the Depositary Shares has been duly authorized and validly executed and delivered by the Parent, the Depositary appointed by the Parent and each other party thereto, (C) the Certificate for any related series of Preferred Stock has been properly filed with the Secretary of State of the State of Delaware, (D) certificates representing such shares of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Parent upon payment of the consideration therefor (which per share consideration is not less than the par value of the Preferred Stock) provided for therein and (E) Depositary Shares or receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate deposit agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Parent upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued and will constitute valid and binding obligations of the Depositary (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

7.

With respect to the Rights, when (A) the Rights Agent has duly executed and delivered the Rights Agreement, (B) the Rights Agreement has been duly authorized and validly executed and delivered by the Parent to the Rights Agent, (C) the Board of the Parent has taken all necessary corporate action to approve the due and valid issuance and terms of a particular series of Rights, the terms of the offering thereof and related matters and (D) such Rights have been duly executed and delivered in accordance with the provisions of the Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Parent, upon payment of the consideration therefor provided for therein, such Rights will constitute valid and binding obligations of the Parent (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

8.

With respect to the Units, when (A) the Unit Agent has duly executed and delivered the Unit Agreement, (B) the Unit Agreement has been duly authorized and validly executed and delivered by the Parent to the Unit Agent, (C) the Board of the Parent has taken all necessary corporate action to approve the due and valid issuance and terms of a particular series of Units, the terms of the offering thereof and related matters and (D) such Units have been duly executed and delivered in accordance with the provisions of the Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Parent, upon payment of the consideration therefor provided for therein, such Units will constitute valid and binding obligations of the Parent (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of the Indentures, the Warrant Agreement, the Deposit Agreement, the Rights Agreement or the Unit Agreement or the Debt Securities, the Guarantees, the Warrants, the Depositary Shares, the Rights or the Units that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (i) the enforceability of the provisions of the Indentures, the Warrant Agreement, the Deposit Agreement, the Rights Agreement or the Unit Agreement or the Debt Securities, the Guarantees, the Warrants, the Depositary Shares, the Rights or the Units to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein.

Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than United States dollars. Section 27(b) of the Judiciary Law of the State of New York provides, however, that a judgment or decree in an action based upon an obligation denominated in a currency other than United States dollars shall be rendered in the foreign currency of the underlying obligation and converted into United States dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. We express no opinion as to whether a Federal court would render a judgment other than in United States dollars.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of the State of Georgia.

We understand that we may be referred to as counsel who has passed upon the validity of the Securities of the Registrants in the prospectus and in a supplement to the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

In rendering this opinion, we have assumed, without independent investigation, the correctness of, and take no responsibility for, the opinion dated February 4, 2022, of Smith, Gambrell & Russell, LLP, Georgia counsel to WRK RKT, a copy of which shall be filed with the Registration Statement as Exhibit 5.2 thereto, as to all matters of law covered therein relating to the laws of Georgia.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

WestRock Company

1000 Abernathy Road NE

Atlanta, Georgia 30328

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